UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

SPAR Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27824 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

560 White Plains Road, Suite 210, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2009, we, SPAR Group, Inc. (“we” or the “Registrant”), issued a press release reporting our financial results for the third quarter ended September 30, 2009 (the “Release”), a copy of which is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 99.1, and which is hereby incorporated herein by reference.

Item 8.01.	Other Events.

The Release also contains a section entitled “Shareholder Update on Acquisition Strategy”, in which we note that current economic climate has created some unique opportunities to help us grow via acquisitions of synergistic businesses and assets. We have entered into a letter of intent for a North American transaction, which is undergoing final due diligence with the intent of reaching a definitive agreement within the next 90 days, and we are actively pursuing several other transactions in the pipeline for the first half of 2010. Although an individual acquisition (like the one under such letter of intent) may not be material, it is our intent that such acquisitions increase both our top line and our earnings without diluting the interests of our shareholders.

Information Not “Filed”

The information in Item 2.02 and 8.01 of this Report and the Release attached as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

Statements contained in this Report and the attached Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (as defined below), including (without limitation) the statements contained in or under the heading “Shareholder Update on Acquisition Strategy” and “Other Events”. You also can identify forward-looking statements by our use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue” or similar words or variations or negatives of those words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual achievements, business, performance, prospects and results, whether expressed or implied by such forward-looking statements, to fail to occur or be realized or to be less than expected. Although such forward-looking statements are generally based upon our plans, intentions and estimates, which we believe reasonable, we cannot assure you that our plans, intentions or estimates will be achieved in whole or in part, that we have identified all potential risks, or that we can successfully avoid or mitigate such risks in whole or in part. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by all such risk factors and other cautionary statements.

You should carefully review the risk factors described in our annual and quarterly reports and other filings under the Exchange Act and Securities Act and any other cautionary statements contained or incorporated by reference therein. However, please note that new risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may arise or affect us. We do not intend or promise, and we expressly disclaim any obligation, to update or revise any forward-looking statements or risk factor (in whole or in part), whether as a result of new information, future events or otherwise, except as and to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

99.1	Press Release of the Registrant dated November 4, 2009, as attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc.

Date:	November 9, 2009
By:	/s/ James R. Segreto

James R. Segreto, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated November 4, 2009, as attached hereto.